SUN BANCORP, INC.

2004 STOCK-BASED INCENTIVE PLAN

As Amended and Restated July 2009

1.         Purpose of the Plan. The Plan shall be known as the Sun Bancorp, Inc. (“Company”) 2004 Stock-Based Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, employees, directors and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of “Incentive Stock Options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), Non-Incentive Stock Options, options that do not so qualify, Stock Appreciation Rights and Stock Awards. The provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

2.         Definitions. The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

“Advisory Director” shall mean a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Bank or the Company from time to time.

“Award” means the grant by the Committee of an Incentive Stock Option, a Non-Incentive Stock Option, a Stock Appreciation Right, a Stock Award, or any combination thereof, as provided in the Plan.

“Bank” shall mean Sun National Bank, Vineland, New Jersey, or any successor corporation thereto.

“Board” shall mean the Board of Directors of the Company, or any successor or parent corporation thereto.

“Change in Control” shall mean: (i) the sale of all, or substantially all, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change in control of the Company, as otherwise defined or determined by the Federal Reserve Board or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Committee” shall mean the Board or the Stock Option Committee appointed by the Board in accordance with Section 5(a) of the Plan.

“Common Stock” shall mean common stock of the Company, or any successor or parent corporation thereto.

“Company” shall mean Sun Bancorp, Inc., the parent corporation of the Bank, or any successor or Parent thereof.

“Continuous Employment” or “Continuous Status as an Employee” shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

“Date of Grant” shall mean the date that an Award is made to a Participant or such later date as authorized in accordance with the Plan or by the Committee.

“Director” shall mean a member of the Board of the Company or the Bank, or any successor or parent corporation thereto.

“Disability” means (a) with respect to Incentive Stock Options, the “permanent and total disability” of the Employee as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to Non-Incentive Stock Options, Stock Appreciation Rights or Stock Awards, any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Bank or the Parent in his then current capacity as determined by the Committee.

“Effective Date” shall mean the date of approval of the Plan by the shareholders of the Company.

“Employee” shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company.

“Fair Market Value” shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to not less than the last reported sale price of such Common Stock on such date, or if there are no sales on such date, then the mean between the last bid and ask price on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange (including the NASDAQ Stock Market), then the Fair Market Value per Share shall be not less than the last reported sale price of such Common Stock on such date, or if there are no sales on such date, if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” shall mean an option to purchase Shares granted by the Committee pursuant to Section 8 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify as an incentive stock option under Section 422 of the Code.

“Non-Incentive Stock Option” or “Non-ISO” shall mean an option to purchase Shares granted pursuant to Section 9 hereof, which option is not intended to qualify under Section 422 of the Code.

“Option” shall mean an Incentive Stock Option or Non-Incentive Stock Option granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

“Optioned Stock” shall mean stock subject to an Option granted pursuant to the Plan.

“Optionee” shall mean any person who receives an Option or Award pursuant to the Plan.

“Parent” shall mean any present or future corporation which would be a “parent corporation” of the Bank or the Company as defined in Sections 424(e) and (g) of the Code.

“Participant” means any Director, officer, Employee or Advisory Director of the Company or any Parent or Subsidiary of the Company or any other person providing a service to the Company who is selected by the Committee to receive an Award, or who by the express terms of the Plan is granted an Award.

“Plan” shall mean the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan.

“Share” shall mean one share of the Common Stock.

“Stock Appreciation Right” or “SAR” shall mean an Award granted in accordance with Section 25 of the Plan.

“Stock Award” shall mean the award of Shares in accordance with Section 12 of the Plan.

“Subsidiary” shall mean any present or future corporation which constitutes a “subsidiary corporation” as defined in Sections 424(f) and (g) of the Code.

3.         Shares Subject to the Plan. Except as otherwise required by the provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 496,125 Shares; provided however, the aggregate number of shares issuable as Stock Awards under the Plan shall not exceed 55,125 Shares. Such Shares may either be from authorized but unissued shares, treasury shares or shares purchased in the market for Plan purposes. Notwithstanding anything herein to the contrary, effective May 17, 2007, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall be increased by 800,000 additional Shares to a total of 1,296,125 Shares issuable under the Plan of which the aggregate number of additional Shares issuable as Stock Awards under the Plan shall not exceed 300,000 Shares to a total of 355,125 aggregate Stock Awards. Stock Appreciation Rights may be issued singularly or in tandem with Options with respect to all Shares issuable under the Plan; provided, however, the exercise of one instrument shall result in the immediate expiration and cancellation of its tandem award. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred. Notwithstanding anything herein to the contrary, effective July 16, 2009, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall be increased by 1,000,000 additional Shares to a total of 2,500,425 Shares issuable under the Plan of which the aggregate number of additional Shares issuable as Stock Awards under the Plan shall not exceed 350,000 Shares to a total of 761,101 aggregate Stock Awards.

4.	Six Month Holding Period.

Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Company, a minimum of six months must elapse between the date of the grant of an Award and the date of the sale of the Common Stock received through such Award.

5.	Administration of the Plan.

(a)          Composition of the Committee. The Plan shall be administered by the Board of Directors of the Company or a Committee which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as found at 17 CFR ‘240.16b-3.

(b)        Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

The President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards on behalf of the Company and to cause them to be delivered to the Participants. Such agreements shall set forth the Option exercise price, the number of shares of Common Stock subject to such Option, the expiration date of such Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

(c)         Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

6.	Eligibility for Awards and Limitations.

(a)         The Committee shall from time to time determine the Participants who shall be granted Awards under the Plan, the number of Awards to be granted to each such Participant, and whether Options granted to each such Participant under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the Awards to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by each such Participant, each such Participant’s current and potential contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

(b)        The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this Section 6, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options.

(c)         In no event shall Shares subject to Awards granted to any Participant exceed more than 25% of the total number of Shares authorized for delivery under the Plan.

7.         Term of the Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 18 hereof. No Award shall be granted under the Plan after ten (10) years from the Effective Date.

8.         Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a)	Option Price.

(i)     The price per Share at which each Incentive Stock Option granted by the Committee under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the Fair Market Value of the Common Stock on the date that such Incentive Stock Option is granted.

(ii)    In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is granted.

(b)        Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until Shares of Common Stock are issued to the Optionee.

(c)         Term of Incentive Stock Option. The term of exercisability of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of exercisability of the Incentive Stock Option shall not exceed five (5) years.

(d)        Exercise Generally. Except as otherwise provided in Section 10 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Company at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 20% as of the date of grant of such Options and 20% on each anniversary thereafter.

(e)         Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Incentive Stock Option for at least six months may engage in the “cashless exercise” of the Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

(f)         Transferability. An Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee’s lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

9.         Terms and Conditions of Non-Incentive Stock Options. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions.

(a)         Option Price. The exercise price per Share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan shall be at such price as the Committee may determine in its sole discretion, but in no event less than the Fair Market Value of such Common Stock on the date of grant as determined by the Committee in good faith.

(b)        Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company and no Optionee shall have any of the rights of a shareholder of the Company until the Shares of Common Stock are issued to the Optionee.

(c)         Term. The term of exercisability of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

(d)        Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which is not inconsistent with the terms of the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 20% as of the date of grant of such Options and 20% on each anniversary thereafter.

(e)         Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Non-Incentive Stock Option for at least six months may engage in the “cashless exercise” of the

Option. Upon a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

(f)         Transferability. Notwithstanding any provisions of the Plan to the contrary, the Committee may, in its sole discretion, permit transferability or assignment of a Non-Incentive Stock Option by a Participant if such transfer or assignment is, in the Committee’s sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code. For purposes of this Section, a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter vivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant’s Immediate Family, (ii) any trust solely for the benefit of members of the Participant’s Immediate Family, (iii) any partnership whose only partners are members of the Participant’s Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Incentive Stock Option or portion thereof, and approval to transfer or assign any Non-Incentive Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Incentive Stock Option or portion thereof. The transferee or assignee of any Non-Incentive Stock Option shall be subject to all of the terms and conditions applicable to such Non-Incentive Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Incentive Stock Option.

10.	Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

(a)         Termination of Employment. In the event that any Optionee’s employment with the Company shall terminate for any reason, other than Disability or death, all of any such Optionee’s Incentive Stock Options, and all of any such Optionee’s rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment, and further that such Award shall thereafter be deemed a Non-Incentive Stock Option. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

(b)        Disability. In the event that any Optionee’s employment with the Company shall terminate as the result of the Disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to the Optionee pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

(c)         Death. In the event of the death of an Optionee, any Incentive Stock Options granted to such Optionee may be exercised by the person or persons to whom the Optionee’s rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee’s estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date, if any, specified at the time of grant of such Award, but in either case only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 10(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time. At the discretion of the Committee, upon exercise of such Options the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

(d)        Incentive Stock Options Deemed Exercisable. For purposes of Sections 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment without regard to the Disability or death of the Participant.

(e)         Termination of Incentive Stock Options. Except as may be specified by the Committee at the time of grant of an Option, to the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment with the Company terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

11.       Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee’s employment or service, Disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination of service, unless specifically provided for by the terms of the Agreement at the time of grant of the award.

12.	Stock Awards.

The Committee may make grants of Stock Awards, which shall consist of the grant of some number of Shares, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)         Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from Shares reserved under the Plan.

(b)        Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and be earned and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. To the extent that Stock Awards shall vest based upon performance goals which must be satisfied prior to the vesting of any installment or portion of a Stock Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Stock Awards made for a given period of time, or as otherwise determined by the Committee. No Stock Award or portion thereof that is subject to the satisfaction of any condition other than the passage of time shall be considered to be earned or vested until the Committee certifies in  writing that the conditions to which the earning or vesting of such Stock Award is subject have been achieved.

(c)         Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service for any reason other than Disability or death, termination for Cause, or following a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

(d)        Termination of Employment or Service. Unless otherwise determined by the Committee, any Stock Awards in which the Participant has not become vested as of the date of termination of employment or service shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(e)         Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination.

(f)         Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, or in the event of the Participant’s termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

(g)        Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately vest.

(h)        Maximum Individual Award. No individual Employee shall be granted an amount of Stock Awards which exceeds 25% of the aggregate maximum number of Stock Awards authorized to be granted under the Plan.

(i)         Issuance of Certificates. Certificates representing Shares of vested Stock Awards shall be distributed as soon as administratively feasible following the date that such Stock Awards are vested, subject to satisfaction of applicable tax withholding requirements. In the event that a Participant shall make a Section 83(b) election in accordance with Section 83(b) of the Code, then a Certificate representing such Stock Award shall be issued by the Company reasonably promptly with respect to such Shares for which such Section 83(b) election is being made; provided that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Shares and each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan and related Stock Award Agreement entered into between the registered owner of such shares and Sun Bancorp, Inc. A copy of the Plan and Stock Award Agreement is on file in the office of the Corporate Secretary of Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360. The recipient of this Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this restriction, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.”

Such legend shall not be removed until the Participant becomes vested in such Shares pursuant to the terms of the Plan and the Stock Award Agreement.

(j)         Non-Transferability. Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(k)        Dividend Rights. A Participant shall be entitled to receive a payment from the Company equal to any cash dividends declared and paid on the Shares represented by a Stock Award from the Date of Grant of such Stock Award through date that the relevant Stock Award or installment thereof is issued. Such payment shall be made by the Company within thirty days of the respective dividend payment date, subject to applicable tax withholding.

(l)         Voting of Stock Awards. Shares represented by a Stock Award which has not yet been vested, earned and distributed to the Participant pursuant to the Plan shall not be voted by such Participant.

(m)       Payment. Payment due to a Participant upon the Stock Award being earned and vested shall be made in the form of shares of Common Stock.

(n)        Stock Awards for Directors and Advisory Directors. Subject to the limitations on Stock Awards as set forth at Section 3 herein, as of and after the Effective Date, each Director and Advisory Director of the Company and the Bank shall receive payment of board meeting fees in the form of Stock Awards based upon the meeting fees established for such meetings from time to time by the Board of the Company and the Bank and the Fair Market Value of the Common Stock at the time of such meeting. In addition, Directors of the Company and the Bank may elect in accordance with procedures established by the Plan Committee to receive payment of any annual retainer in the form of a Stock Award valued at the Fair Market Value of the Common Stock at the time of such payment in lieu of such cash payment. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Stock Awards to be granted to Directors and Advisory Directors hereunder shall be subject to all other applicable provisions of this Plan.

(o)        Elections Pursuant to Deferred Compensation Program. To the extent permitted by the Committee, the recipient of a Stock Award may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan maintained by the Company or a Subsidiary in which the recipient is eligible to participate. The Committee intends through “good-faith” efforts for any such non-qualified deferred compensation plans to be administered in compliance with Section 409A of the Code and related regulations and notices, however, the Company will not have any liability to a participant under any such plans for any tax liability that may be incurred with respect to Section 409A of the Code.

13.	Recapitalization, Merger, Consolidation, Change in Control and Other Transactions.

(a)         Adjustment. Subject to any required action by the shareholders of the Company, the aggregate number of Shares of Common Stock for which Awards may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Awards, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of consideration by the Company (other than Shares held by dissenting shareholders).

(b)        Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Company. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(i)     provide that such Options and Stock Awards shall be assumed, or equivalent options and stock awards shall be substituted, (“Substitute Options”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, (“1933 Act”) or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon the exercise of the Substitute Options a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

(ii)    in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make an appropriate cash payment equal to the Merger Price for any Stock Awards and to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

(c)         Extraordinary Corporate Action. Notwithstanding any provisions of the Plan to the contrary, subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee shall, prior or subsequent to such action or event:

(i)     appropriately adjust the number of Shares of Common Stock subject to each Stock Award and Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option; and/or

(ii)    cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith;

provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee.

(d)        Acceleration. The Committee shall at all times have the power to accelerate the vesting or exercise date of an Award previously granted under the Plan.

Except as expressly provided in Sections 13(a) and 13(b), no Participant shall have any rights by reason of the occurrence of any of the events described in this Section 13.

14.       Time of Granting Awards. The Date of Grant of an Award under the Plan shall, for all purposes, be the date on which the Committee makes the determination of such action or such later date as determined by the Committee at the time of such action. Notice of the grant of an Award shall be given to each Participant to whom an Award is so made within a reasonable time after such grant in a form determined by the Committee. The Committee may make a determination related to Awards prior to the Effective Date with such Awards to be effective upon the date of shareholder approval of the Plan.

15.       Effective Date. The Plan shall become effective as of the date of approval of the Plan by the shareholders of the Company.

16.       Shareholder Approval. The Plan shall be approved by a majority of the votes cast in person or by proxy with respect to approval of the Plan at a meeting of the shareholders of the Company held within twelve (12) months of the date the Plan is approved by the Board.

17.       Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or shall not materially decrease the Optionee’s benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

18.	Amendment and Termination of the Plan.

(a)         Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13 hereof) the maximum number of Shares permitted to be issued under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval by the shareholders of the Company. Notwithstanding anything herein to the contrary, in no event shall the Board or the Committee amend the Plan or amend an Award under the Plan which allows the exercise price of any Option or SAR granted under the Plan to be reduced after the Date of Grant, except as otherwise permitted in accordance with Section 13 of the Plan, without shareholder approval of such action.

(b)        Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule, regulation or policy which would make the exercise or vesting of all or part of any previously granted Award unlawful or subject the Company to any penalty, the Committee may restrict any such exercise or vesting without the consent of the Participant or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

19.       Conditions Upon Issuance of Shares; Limitations on Option Exercise; Cancellation of Award Rights.

(a)         Shares shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

(b)        The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

(c)         As a condition to the exercise of an Option or the delivery of Shares, the Company may require the person exercising the Option or to receive such Shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(d)        Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Company or its Subsidiaries for “cause” as determined by the Board of Directors or the Committee, all Awards held by such Participant shall cease to be exercisable as of the date of such termination of employment or service and any Shares that have not yet been delivered to the Participant shall be forfeited.

(e)         Upon the exercise of an Option by an Optionee (or the Optionee’s personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

20.       Reservation of Shares. During the term of the Plan, the Company will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

21.       Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Company by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

22.       No Employment Rights. No officer, Director, Employee or Advisory Director shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee, Director, Advisory Director or in any other capacity with the Company, the Bank or other Subsidiaries.

23.       Withholding Tax. The Company shall have the right to deduct from all amounts to be paid in cash with respect to any Awards or related dividend rights associated with Stock Awards any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, SAR or the delivery of a Stock Award, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

24.       Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent that federal law shall be deemed to apply.

25.	Stock Appreciation Rights.

The Committee may make grants of SARs to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions and the terms of the Plan generally:

(a)         Terms. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the grant price (which shall be not less than the Fair Market Value of such Stock on the Date of Grant), the term of the SAR (not to exceed ten years from the Date of Grant), and such other provisions as the Committee shall determine. SARs may be granted independent of Options awarded or in tandem with and simultaneous with Options awarded, if such tandem award determination is made at the time of such Option award. SARs granted in tandem with Options shall relate to the same number of underlying Shares; have the same exercise price, exercise period, vesting date and other terms and conditions as the Option to which it relates. The vesting schedule of an SAR shall accelerate upon the death or Disability of the Participant or upon a Change in Control, or upon the accelerated vesting of its tandem Option award. The terms and conditions of SARs not otherwise granted in tandem with Options relating to the impact of the termination of a Participant’s employment or service, or his or her Disability or death, or upon a Change in Control shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of such event, unless specifically provided for by the terms of the SAR Award Agreement at the Date of Grant.

(b)        Method of Exercise. An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised and satisfying such other conditions as may be prescribed in the SAR Award Agreement or by the Committee. If such SAR was granted in tandem with an Option, the exercise of one instrument shall result in the simultaneous expiration and cancellation of the tandem instrument.

(c)         Settlement upon Exercise. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price of such SAR (which shall be equivalent to the exercise price of such tandem Option, if applicable) from the Fair Market Value of a Share on the date of exercise, by (b) the number of SARs exercised. The payment upon the exercise of an SAR shall be in the form of such number of Shares of equivalent value calculated based upon the Fair Market Value on such date of exercise, except that any fractional Shares shall be paid in cash. The Participant shall have no rights of ownership with respect to the Common Stock until such Common Stock has been issued following the exercise of such SAR.